UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 6, 2004

MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 River Drive, Unit 6

Markham, Ontario, Canada L3R 5J6

(Address of Principal Executive Office) (Zip Code)

(905) 479-0214

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 4.     Changes in Registrant's Certifying Accountants

(a) Effective on April 23, 2004 the independent accountant who was previously engaged as the principal accountant to audit the Company's financial statements, Brodeur, Dennis Chartered Accountants, Richmond Hill, Ontario,Canada resigned. Brodeur, Dennis Chartered Accountants resigned because the independent accounting firm, because of its relatively small size, is not pursuing registration with the Public Company Accounting Oversight Board. Section 102 of the Sarbanes-Oxley Act of 2002 prohibits firms that are not registered with the Public Company Accounting Oversight Board from preparing or issuing audit reports on public companies.

In connection with the audits of the years ended September 30, 2002 and September 30,2003, and the subsequent interim period through December 31, 2003, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in its report on the financial statements for such periods.

In connection with the audits of the years ended September 30,2002 and September 30, 2003, and the subsequent interim period through to December 31, 2003, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B)(1) through (3) of Item 304 of Regulation S-B.

The Company provided the Former Accountant with a copy of the foregoing disclosures and requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The confirming letter from Brodeur, Dennis Chartered Accountants is attached hereto as Exhibit 16.1.

(b) The Company is presently seeking to replace its Former Accountant. As a result of the short lead time from the date of the auditor’s resignation and the required filing date of quarterly statements for the period ending March 31, 2004, MIAD’s financial statements for the required 10-QSB will be/have been prepared, reviewed and filed by the Company’s financial management. When the Company finalizes the selection of a new independent accountant, the new accountant will be asked to review and confirm the statements filed for the period ending March 31, 2004.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter from Brodeur, Dennis Chartered Acountants dated May 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIAD SYSTEMS, LTD. (Registrant)

Date: May 27, 2004	By:	/s/ MICHAEL A. S. GREEN
Michael A. S. Green President

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

16.1	Letter from Brodeur, Dennis Chartered Acountants dated May 27, 2004.